DOUBLELINE FUNDS TRUST

TWELFTH AMENDMENT TO THE

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS TWELFTH AMENDMENT, dated as of November 17, 2017, to the Amended and Restated Custody Agreement dated as of January 29, 2013, as amended (the “Agreement”), is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the term of the Agreement and to amend the fees of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Article XIII, Section 13.01, Effective Period is superseded and replaced with the following:

13.01 Effective Period. This Agreement shall become effective as of January 1, 2018 and will continue in effect through December 31, 2021

Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Ronald R. Redell	By: /s/ Anita M. Zagrodnik

Name: Ronald R. Redell	Name: Anita M. Zagrodnik

Title: President	Title: VP

Exhibit D (continued) to the Amended and Restated Custody Agreement

DoubleLine Funds Trust

FUND ACCOUNTING, ADMINISTRATION SERVICES AND DOMESTIC CUSTODY FEE SCHEDULE effective January 1, 2018

Annual Fee Based Upon Market Value of the Fund Complex:

–	2.50 basis points on the first $
–	2.00 basis points on the next $
–	1.50 basis points on the next $
–	0.95 basis points on the next $
–	0.75 basis points on the next $
–	0.70 basis points on the balance

Included in Annual Complex Fee:

∎	Advisor Information Source Web Portal access and reports
∎	Daily compliance testing
∎	Start up legal administration services
∎	Daily performance reporting
∎	Legal administration for annual updates
∎	15c-3 Reporting
∎	Chief Compliance Officer support

Portfolio Transaction Fees

$       per book entry DTC transaction/Federal Reserve transaction/principal paydown

$       per short sale

$       per U.S. Bank repurchase agreement transaction

$       per option/future contract written, exercised or expired

$       per mutual fund trade/Fed wire/margin variation Fed wire

$       per physical security transaction

$       per segregated account per year

∎	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
∎	No charge for the initial conversion free receipt.
∎	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses

Including but not limited to postage, stationery, programming, special reports, systems expenses, proxies, insurance, legal administration projects, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from Board of directors meetings, third party auditing and legal expenses, pricing services, fair value pricing services, factor services, customized reporting, expenses incurred in the transfer fees, safekeeping, delivery and receipt of securities, shipping, and conversion expenses (if necessary).

Exhibit D (continued) to the Amended and Restated Custody Agreement

DoubleLine Funds Trust

FUND ACCOUNTING, ADMINISTRATION SERVICES, AND DOMESTIC CUSTODY FEE SCHEDULE at January 1, 2018

∎

Pricing Services (Prices below are based on U.S Bancorp’s primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees)

–	$ Domestic and Canadian Equities/Options/International Equities/Futures/Currency Rates
–	$ Corp/Gov/Agency Bonds/ Mortgage Backed
–	$ CMOs/Municipal Bonds/Money Market Instruments/International Bonds/Asset-Backed /High Yield Bonds
–	$ /Fund per Day - Bank Loans
–	$ /Fund per Day - Credit Default Swaps
–	$ /Fund per Day - Basic Interest Rate Swaps
–	$ /Fund per Month - Mutual Fund Pricing
–	$ /Month Manual Security Pricing (>10/day)
–	No Charge – Corporate Action Services

∎	Factor Services (BondBuyer)
–	$ /CMO/Month
–	$ /Mortgage Backed/Month
–	$ /Month Minimum/Fund Group
∎	Fair Value Services (FT Interactive)
–
–	Billed as incurred

NOTE: Prices above are based on using IDC as the primary pricing service. Alternative source costs may vary. All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Electronic Board Book Portal – Document Mall

$      /year (includes 10 “external” users) - waived

Amended Exhibit D (continued)

to the Amended and Restated Custody Agreement – DoubleLine Funds

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at January 1, 2018
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali*	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Burkina Faso*	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Niger*	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China“A” Shares	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China“B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Guinea Bissau*	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Togo*	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Amended Exhibit D (continued)

to the Amended and Restated Custody Agreement – DoubleLine Funds

Base Fee - A monthly base charge of $       per account (Fund) will apply with the exception of DoubleLine Multi-Asset Growth Fund for which the monthly base charge will be WAIVED.

∎

Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

∎	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:

∎	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $ .

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed. Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $___ per claim.

Out of Pocket Expenses

∎

Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

∎

A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

∎	SWIFT reporting and message fees.

Fees are billed monthly

Amended Exhibit D (continued) to the Amended and Restated Custody Agreement

Schedule of Fees at January 1, 2018 for Services as Bank Loan Custodian - DoubleLine Funds

Extraordinary fees are payable to the Trustee or Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.

Initial Acceptance Fee per Custodial Account: Covers the complete review of all the transaction Agreements, establishment of the collateral database and report development. Payable at closing.	$

Annual Administration Fee:

Compensation for the duties of custodian, collateral administrator and all other administrative and reporting functions under the documents. The fee is based on the quoted basis points times the simple average of the par value of the Collateral on the first and the last day of the Period. This schedule assumes that the custodial accounts will be invested in a U.S. Bank offered permitted investment as defined within the documents. Fee to be paid quarterly in arrears based on the actual number of days in the Period.

2.00 Basis Points
This schedule assumes a minimum annual administration fee of $ .

Loan Pricing: Compensation for monthly pricing of loan positions. Fee payable monthly.	$ per loan
(Monthly)

Out-of-Pocket Expenses: Includes all related expenses, including but not limited to: postage, travel, counsel fees and disbursements. Payable at closing.	AT COST

Exhibit D (continued) to the Amended and Restated Custody Agreement

DoubleLine Funds Trust

Schedule of Fees

DoubleLine Funds

Loan Closing Services at January 1, 2018

Loan Closing and Settlement:

➢	Primary, Secondary and Distressed
∎	Par and near par trade settlement
∎	Distressed loan settlement coordinated through legal counsel

➢	Assignments, Participations and Nettings
∎	Trade settlement facilitated through LSTA and LMA documents and guidelines

➢	Direct and Third-Party Settlement
∎	Follow-Up with Agent Banks on trade settlement
∎	Trade closing coordinated with Third-Party settlement agents

➢	Reporting and Data Management
∎	Loan settlement daily pending trades
∎	Agreed Upon customized reports

Loan Trade Settlement Fees:
	ClearPar/TSI	Paper
Par / Near Par / Distressed	$	$
Allocations Included	5	5
Each Additional Allocation	$	$
Netting Trades	$	$

Extraordinary fees are payable to the Trustee or Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction

Amended Exhibit D to the Amended and Restated Custody Agreement

U.S. BANK NATIONAL ASSOCIATION

Schedule of Fees at January 1, 2015

for Document Custodial Services for DoubleLine Funds

Acceptance Fee:

∎	U.S. Bank will charge an acceptance fee of $ for the review and execution of the Custodial Agreement and initiating the procedures/controls.

File Receipt and Setup:

●	U.S. Bank will charge a file receipt and setup fee of $ per document.

File Maintenance/Storage Fee:

∎	U.S. Bank will charge a file storage fee of $ per file per month to store collateral files. The fee will be billed based on the number of collateral files held in the account at month-end.

Insert Fee :

●	U.S. Bank will charge an insert fee of $ per document for inserting document files.

Release Fee:

∎	U.S. Bank will charge a processing fee of $ for each individual file/document released.
∎

U.S. Bank will charge a rejected release request fee of $      . This fee applies to all release requests that cannot be processed due to incorrect information provided on the form by the servicer (i.e. wrong loan number, pool number, etc.) or for release requests for which the collateral file has already been released.

∎

Transfer Fee:

●	U.S. Bank will charge a transfer fee of $ per file per occurrence

File Reinstatement Fee:

∎	U. S. Bank will charge a reinstatement fee of $ for each file/document reinstatement transaction processed. This includes re-review of the file to ensure appropriate documents returned.

Photocopies:

∎	U.S. Bank will charge $ per page for copies initiated upon customer request.

Facsimiles:

∎	U.S. Bank will charge $ per page for facsimiles initiated upon customer request.

Audit/Due Diligence:

∎	U.S. Bank will charge a fee of $ per day when files need to be reviewed in connection with an audit or due diligence examination initiated by the customer.

Research Fee:

∎	U.S. Bank will charge a fee of $ per file for research initiated by the customer.

Out-of-Pocket Expenses:

All reasonable out-of-pocket expenses including shipping and counsel fees, if any, will be billed to the customer at cost.